Exhibit 99.3

2005 Board of Directors Compensation Arrangement

On July 28, 2005, the Company’s Board of Directors approved the following annual cash compensation and stock option grants for members of the Company’s Board of Directors:

Annual Cash Compensation
Outside Board Member	$25,000

Committee Membership	$5,000

Audit Committee Chairman	$10,000

Nominating Committee Chairman	$7,500

Compensation Committee Chairman	$7,500

Lead Outside Director	$5,000

Annual Option Grants
Outside Board Member	25,000

Committee Membership	5,000

Audit Committee Chairman	10,000

Nominating Committee Chairman	7,500

Compensation Committee Chairman	7,500

Lead Outside Director	5,000